QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Certification Pursuant To 18 U.S.C. Section 1350 as Adopted Pursuant To Section 906 of the
Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of HMS Holdings Corp. (the "Company") on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission (the "Report"), I, Walter D. Hosp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WALTER D. HOSP Walter D. Hosp Chief Financial Officer (Principal Financial Officer)
May 9, 2011

A signed original of this written statement required by Section 906 has been provided to HMS Holdings Corp. and will be retained by HMS Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of HMS Holdings Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.

QuickLinks

  Exhibit 32.2
Certification Pursuant To 18 U.S.C. Section 1350 as Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002